UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2005

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

3301 Boston Street, Baltimore, MD 21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code: (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

See the information reported in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Introduction

On December 28, 2005 First Mariner Bancorp (the “Company”) entered into several agreements providing for the private placement of Preferred Securities (“Preferred “Securities”) by its newly formed Delaware trust subsidiary, Mariner Capital Trust VIII (the “Trust”), to Wilmington Trust Company (the “Purchaser”). The agreements provide for the Trust to sell $10,000,000 of Preferred Securities to the Purchaser and $310,000 of Common Securities (the “Common Securities” and collectively with the Preferred Securities, the “Securities”) to the Company, which sales were completed on December 28, 2005. The Trust used the proceeds from the sales of the Securities to purchase the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 described below (the “Debentures”) from the Company on December 28, 2005.

The Preferred Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an exemption from the registration requirements. This notice does not constitute an offer to sell or the solicitation of an offer to buy the Preferred Securities.

The principal agreements into which the Company has entered in connection with these transactions are briefly described below.

Placement Agreement

On December 28, 2005 the Company and the Trust entered into a Placement Agreement (the “Placement Agreement”) with J.P. Morgan Securities Inc. (the “Placement Agent”), who agreed to arrange for the purchase of the Preferred Securities by the Purchaser. The Placement Agreement provides for the sale by the Trust of the Preferred Securities to the Purchaser for a purchase price of $10,000,000. The Placement Agreement provides that the Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under the Placement Agreement. The Placement Agreement requires the Company and the Trust to indemnify the Placement Agent, the Purchaser, the Placement Agent's affiliates, certain subsequent purchasers of the Preferred Securities identified in the Placement Agreement, and the directors, officers, employees, and agents of the foregoing and each person who "controls" such persons (within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended) against certain losses, claims, damages, and liabilities arising in connection with the sale of the Preferred Securities.

Indenture

On December 28, 2005, the Company entered into an Indenture (the “Indenture”) with Wilmington Trust Company, as Trustee. The Indenture provides for the issuance by the Company of Debentures aggregating $10,310,000 in principal amount, which Debentures were issued on December 28, 2005 and registered in the name of the Wilmington Trust Company, the Institutional Trustee on behalf of the Trust. The Debentures bear interest at a rate per annum of 6.26% through December 30, 2010 and thereafter at a rate per annum, reset quarterly, equal to the 3-Month LIBOR plus 1.50%. Interest is payable on each March 30, June 30, September 30, and December 30.

Under the Indenture, the Company has the option, so long as it is not in default under certain specified provisions of the Indenture, at any time and from time to time, to defer the payment of interest on the Debentures for up to 20 consecutive quarterly interest payment periods. During any such extension period, or while an event of default exists under the Indenture, or if the Company is in default with respect to its payment obligations under the Guarantee Agreement discussed below, the Indenture imposes restrictions on the Company’s ability to (i) declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, or (ii) make payments of principal, interest or premium on, or repay, repurchase or redeem, any debt securities the Company may issue that rank equal or junior to the Debentures.

The Debentures mature on December 30, 2035 and can be redeemed in whole or in part by the Company, at its option, at 100% of their principal amount plus accrued and unpaid interest at any time on or after December 30, 2010. During the occurrence and continuance of a Special Event as defined in the Indenture, the Company may also redeem the Debentures in full, at its option, at 100% of their principal amount plus accrued and unpaid interest.

The Trustee or the holders of at least 25% in aggregate principal amount of outstanding Debentures may, by notice to the Company (and in some cases also to the Trustee), declare the principal amount of all of the Debentures due and payable immediately upon the occurrence of certain events of default specified in the Indenture.

The Indenture requires the Company to indemnify and hold harmless the Trustee, its Affiliates (as defined in the Indenture), and their officers, agents, directors, shareholders, representatives, and employees against all losses, damages, and other liabilities arising out of or in connection with the acceptance or administration of the Trust, to the extent such losses, damages or liabilities are incurred without negligence, bad faith or willful misconduct on the part of the indemnified person.

Amended and Restated Declaration of Trust

On December 28, 2005, the Company, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and Mark A. Keidel and Eugene A. Friedman, as Administrators, entered into an Amended and Restated Declaration of Trust (the “Trust Agreement”). Each of the Administrators is an officer of the Company.

The Trust Agreement provides for the issuance of the Securities by the Trust. Each Security has a liquidation amount of $1,000. The Preferred Securities have an aggregate liquidation amount of $10,000,000 and the Common Securities have an aggregate liquidation amount of $310,000. The Trust Agreement provides for distributions to be paid on the Securities, based on the liquidation amount of the outstanding Securities, at the same rates and times as interest is payable on the Debentures issued pursuant to the Indenture by the Company to the Institutional Trustee.

Guarantee Agreement

On December 28, 2005, the Company, as Guarantor, entered into a Guarantee Agreement with Wilmington Trust Company, as Guarantee Trustee, for the benefit of the holders from time to time of the Preferred Securities. Pursuant to the Guarantee Agreement, the Company unconditionally agreed to pay (to the extent not paid by or on behalf of the Trust, and without duplication), amounts due and payable under the Preferred Securities, to the extent that the Trust has funds available for such payment at the time, as well as all other costs, expenses and liabilities (other than tax liabilities) of the Trust. The Company’s obligations under the Guarantee Agreement are subordinate and junior in right of payment to all of the Company’s Senior Indebtedness as defined in the Indenture.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 29, 2005 Stephen Burch resigned from the Board of Directors of the Company. Mr. Burch's employment commitments require him to relocate to the United Kingdom and he believes that his distance from the Company and his employment commitments upon relocation will limit the usefulness of his further service to the Board.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

4	Indenture dated as of December 28, 2005.
Pursuant to Regulation S-K Item 601(b)(4)(iii), the registrant agrees to furnish a copy of the Indenture to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: December 30, 2005	By:	/s/ Joseph A. Cicero
Joseph A. Cicero
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit   Description

4	Indenture dated as of December 28, 2005.
Pursuant to Regulation S-K Item 601(b)(4)(iii), the registrant agrees to furnish a copy of the Indenture to the Securities and Exchange Commission upon request.